UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  September 29, 2008

(Date of earliest event reported)

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

(Exact name of registrant as specified in its charter)

Washington

000-13468

91-1069248

(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification Number)
incorporation or organization)

1015 Third Avenue, 12th Floor, Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)

(206) 674-3400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 29, 2008, Expeditors International of Washington, Inc. (“Expeditors”) announced that Bradley S. Powell, 48, be appointed as Expeditors’ Chief Financial Officer of the Company effective October 1, 2008.  A copy of the press release announcing the appointment of Mr. Powell is filed with this report as Exhibit 99.1.

Mr. Powell has served as Chief Financial Officer of Eden BioScience Corporation, a publicly-traded biotechnology company, since July 1998.  Since December 15, 2006, and during a brief interim from November 2001 to June 2002, he also served as President of Eden BioScience Corporation.  He has acted as Secretary of Eden BioScience Corporation since June 2000.

Mr. Powell will receive an annual base salary of $100,000 and will also be eligible to participate in the Company’s Executive Bonus Pool under the 2008 Executive Incentive Compensation Plan in an amount to be allocated by the Compensation Committee of the Board of Directors.  In addition, Mr. Powell will also be granted an option to purchase 5,000 shares from the 2008 Stock Option Plan as of the close of business on October 1, 2008.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release of Expeditors International of Washington, Inc., dated September 29, 2008, reporting the appointment of a principal officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

September 30, 2008	/s/ PETER J. ROSE
Peter J. Rose, Chairman and
Chief Executive Officer

September 30, 2008	/s/ R. JORDAN GATES
R. Jordan Gates, President and
Chief Operating Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Expeditors International of Washington, Inc., dated September 29, 2008, reporting the appointment of a principal officer.